UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2010
Date of Report (Date of earliest event reported)

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2361 Rosecrans Avenue
Suite 440
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)

(310) 536-0908
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  In connection with the closing of the tender offer (the “Offer”) commenced by Peerless Systems Corporation (the “Company”) on October 5, 2010, Gregory Bylinsky, Jefferson Gramm and Eddie Ramsden resigned from the Company’s Board of Directors (the “Board”), effective November 11, 2010.  Such resignations took place pursuant to the Amended and Restated Nomination Agreement (the “Nomination Agreement”), dated August 26, 2010, with Bandera Partners LLC, Bandera Master Fund L.P., Bandera Partners Management LLC, Gregory Bylinsky, and Jefferson Gramm, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 27, 2010 and the letter agreement between the company, Mr. Ramsden and Caburn Management LP, dated August 31, 2010, a copy of which was filed as Exhibit (d)(6) to the Company’s Tender Offer Statement on Schedule TO, dated October 4, 2010.

(e)  On November 11, 2010, in connection with the closing of the Offer and pursuant to the Nomination Agreement, the size of the Board was fixed at six directors and Eric Kuby and Robert Frankfurt were elected as directors of the Company.

Mr. Kuby, age 50, has been a Chief Investment Officer and a member of the Investment Committee of North Star Investment Management Corporation, an SEC registered investment advisor (“North Star”), since September 2004.  Previously, he was a Director of Investments at Wachovia Securities and a Senior Portfolio Manager of First Albany Asset Management, where he served on the Investment Strategy Committee specifically responsible for the micro cap portfolio.  Prior to joining First Albany, Mr. Kuby was Senior Portfolio Manager at Oppenheimer Investment Advisors, Chief Investment Officer at Rodman Advisory Services and Associate Director at Bear Stearns. Mr. Kuby holds an MBA in Finance as well as a BA in Economics from The University of Chicago.  He holds the Series 7, 63 and 65 securities licenses.  The Board believes that Mr. Kuby’s experience as the Chief Investment Officer of North Star Investment Management Corporation will be valuable to the Company as it explores investment opportunities with its remaining assets after the Offer. Mr. Kuby may be deemed to beneficially own 348,016 shares of the Company’s common stock.  285,647 shares are held by the Kuby-Gottlieb Special Value Fund of which North Star is the investment manager.  62,375 shares are held in other accounts managed by North Star. Mr. Kuby may be deemed to beneficially own such shares because he is the Chief Investment Officer and a member of the investment committee of North Star.  Mr. Kuby disclaims ownership of such shares, except to the extent of his pecuniary interest therein.

Mr. Frankfurt, age 45, is the founder of Myca Partners, Inc., an investment advisory services firm, and has served as its President since November 2006.  From February 2005 through December 2005, Mr. Frankfurt served as the Vice President of Sandell Asset Management Corp., a privately owned hedge fund.  From October 2002 through January 2005, Mr. Frankfurt was a private investor.  Mr. Frankfurt graduated from the Wharton School of Business at the University of Pennsylvania with a B.S. in Economics and received an M.B.A. from the Anderson Graduate School of Management at UCLA. The Board believes that Mr. Frankfurt's experience in managing and making investments, including value-oriented investments, will be valuable to the Company as it explores investment opportunities with its remaining assets after the Offer.  Mr. Frankfurt is also a director of WHX Corporation, a diversified global industrial company and Mercury Payment Systems, a payment processing solutions provider.  Mr. Frankfurt does not beneficially own any shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: November 16, 2010	By:	/s/ William Neil
		Name:	William Neil
		Title:	Chief Financial Officer